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Exhibit 99.1

                              FOR IMMEDIATE RELEASE

           ENTROPIN REPORTS SUCCESSFUL SECONDARY OFFERING AND YEAR-END
           -----------------------------------------------------------
                             2003 FINANCIAL RESULTS
                             ----------------------

INDIO, CALIF. (MARCH 11, 2004) - ENTROPIN, INC. (OTCBB: ETOP), a development stage pharmaceutical company focused on the pain therapy market, today announced the completion of a successful secondary stock offering and financial results for the year-ended December 31, 2003.

COMPLETION OF STOCK OFFERING AND USE OF PROCEEDS
------------------------------------------------
The Company recently completed a stock offering with gross proceeds of approximately $3,470,000 (including a 10% over-allotment) through the sale of approximately 17,350,000 shares of its common stock. An additional $380,000 of gross proceeds (representing an additional 1,900,000 shares of common stock) is being held in escrow pending blue sky clearance in one state. The Company intends to use the offering proceeds to:

         o develop additional formulations of the Company's proprietary ENT-103 compound;
         o    complete additional preclinical studies on ENT-103;
         o prepare and file an investigational new drug application for ENT-103;
         o explore licensing agreement(s) with third party pharmaceutical companies;
         o    commence a Phase I clinical trial for ENT-103 in early 2005.

Thomas G. Tachovsky, PhD, Entropin's President and Chief Executive Officer, commented, "We are extremely pleased that our offering was so well received. We reached our goal by completing the offering in less than thirty days and the offering was significantly oversubscribed. The support from both existing and new investors is gratifying. We also understand and take seriously the requirements for building a commercially viable business for our investors."

ENT-103
-------
Over the past year, ENT-103 has emerged as the Company's primary prospect for entering clinical trials. The potential market opportunities the Company may pursue, should ENT-103 receive FDA approval, include treatment of pain resulting from shingles.

In early preclinical tests, ENT-103 demonstrated characteristics that are unique when compared to pain therapies currently on the market. Early tests indicate that ENT-103 is effective as both an anesthetic and analgesic. Additionally, ENT-103 formulated with a proprietary absorption enhancer and applied directly to the skin, showed analgesic activity in a penetration-dependent fashion. We believe this result indicates that ENT-103 can be successfully delivered through the skin, a characteristic that may further expand market opportunities.

In our most recent tests in animal models, ENT-103 exceeded the performance of lidocaine, the most widely used local anesthetic currently on market. Specifically, we determined ENT-103 acts faster, lasts longer and reduces the severity of inflammatory neurogenic pain better than lidocaine in animal models.

YEAR ENDED DECEMBER 31, 2003 COMPARED WITH 2002
-----------------------------------------------
Net cash used in operating activities was approximately $2.7 million during fiscal 2003, compared with approximately $4.7 million during fiscal 2002. The cash used in operations was primarily related to funding clinical trials, conducting mechanism of action studies, expanding research and development activities and maintaining our administrative infrastructure. As of December 31, 2003, our principal source of liquidity was approximately $1,032,000 in cash and cash equivalents.

The net loss for the year 2003 was approximately $3.3 million, or $0.31 per basic and diluted share on approximately 10.7 million weighted average shares outstanding. In comparison, the net loss for the year 2002 was approximately $5.4 million, or $0.54 per share on approximately 9.9 million weighted average shares outstanding. Research and development expenses were approximately $723,000 for 2003, as compared to approximately $3.0 million for 2002. The decrease in net loss and in research and development expenses during 2003 compared with 2002 reflects the fact that the Company was actively involved in clinical trials during much of 2002. Clinical trials are generally more costly than the preclinical research the Company was pursuing during 2003.

General and administrative expenses were approximately $2.4 million for both 2003 and 2002. Although general and administrative expenses were approximately equal for 2003 and 2002, the composition of these expenses differed. The 2003 expenses included increased legal fees and higher directors and officers' liability insurance premiums attributable to the class action suit filed against the Company in early 2003. The 2002 expenses included greater expenses for investor relations and financial/business consultants.

Our interest income was approximately $23,000 in 2003, as compared to approximately $190,000 in 2002. This decrease reflects lower balances and declining interest rates for cash, cash equivalents and short-term investments during 2003.

ABOUT ENTROPIN
--------------
Entropin, Inc. is a pharmaceutical research and development company focused on the development of its proprietary compounds as potent therapy for pain. Preclinical work shows that several of these compounds effectively block nerve impulse conduction, have potentially long-lasting properties to reduce and manage pain, and may also be effective in relieving both primary and secondary hyperalgesia (pain hypersensitivity) caused either by injury or incision.

Investor Relations Contact:
Navidec, Inc.
(303) 222-1000
entropin@navidec.com

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL MAY BE "FORWARD-LOOKING" STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. NO ASSURANCES CAN BE GIVEN, FOR EXAMPLE, THAT THE COMPANY WILL SUCCESSFULLY DEVELOP ITS CURRENT PRODUCTS, OR ANY NEW PRODUCTS IT MAY PURSUE, RAISE ADDITIONAL CAPITAL, COMPLETE CLINICAL TRIALS, OBTAIN REGULATORY APPROVALS, OR BE ABLE TO MANUFACTURE OR SUCCESSFULLY COMMERCIALIZE SUCH PRODUCTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THIS RELEASE DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN THE COMPANY'S OPERATIONS, INCLUDING, WITHOUT LIMITATION, THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING, THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRECLINICAL AND CLINICAL STUDIES, THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS, THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING, THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS AND OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING, WITHOUT LIMITATION, THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE MOST RECENT FISCAL YEAR END AND THE COMPANY'S MOST RECENT FORM 10-QSB. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF.

                           --FINANCIAL TABLES FOLLOW--


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

                                      ENTROPIN, INC.
                              (A Development Stage Company)
                                 CONDENSED BALANCE SHEETS
                                       (UNAUDITED)

ASSETS                                                       December 31,    December 31,
                                                                2003            2002
                                                            -------------   -------------
Current Assets:
         Cash and Cash Equivalents                          $  1,032,343    $  2,906,853
         Short-term Investments                                       --         990,000
         Other Current Assets                                         --           5,954
                                                            -------------   -------------
                   Total Current Assets                        1,032,343       3,902,807

Other Assets                                                     563,918         425,977
                                                            -------------   -------------
TOTAL ASSETS
                                                            $  1,596,261    $  4,328,784
                                                            =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                                         $    208,456    $     62,450
Redeemable Preferred Stock                                            --       3,923,034
Stockholders' Equity:
         Common Stock                                              1,154             991
         Redeemable Preferred Stock                            3,210,487              --
         Additional Paid-in Capital                           30,871,699      29,801,165
         Deficit Accumulated During the Development Stage    (32,695,535)    (29,386,377)
         Unearned Stock Compensation                                  --         (72,479)
                                                            -------------   -------------
                   Total Stockholders' Equity                  1,387,805         343,300
                                                            -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                            $  1,596,261    $  4,328,784
                                                            =============   =============


                                      ENTROPIN, INC.
                              (A Development Stage Company)
                            CONDENSED STATEMENTS OF OPERATIONS

                                       (UNAUDITED)

                                                                  For the years ended
                                                                      December 31,
                                                                2003             2002
                                                            -------------   -------------
OPERATING COSTS AND EXPENSES
 Research and Development                                   $    723,218    $  3,048,063
 General and Administrative                                    2,418,286       2,403,835
                                                            -------------   -------------
                 Operating Loss                               (3,141,504)     (5,451,898)

Series B Preferred Stock Redemption Conversion Incentive        (126,310)             --
Other Income                                                      22,906         190,102
                                                            -------------   -------------
NET LOSS                                                      (3,244,908)     (5,261,796)

Dividends Applicable to Series B Preferred Stockholders          (35,039)        (91,033)
                                                            -------------   -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                  $ (3,279,947)   $ (5,352,829)
                                                            =============   =============
Basic and Diluted Net Loss Per Common Share                 $      (0.31)   $      (0.54)
                                                            =============   =============
Weighted Average Common Shares Outstanding                    10,695,000       9,874,000
                                                            =============   =============

